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                            INDEPENDENT AUDITORS' CONSENT



As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of IDM Environmental Corp., which report appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and to all references to this firm included in such Registration Statement.

                                  /s/ Samuel Klein & Company

                                  SAMUEL KLEIN & COMPANY
                                  Certified Public Accountants






Newark, New Jersey
July 30, 1996